UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

GRAPHITE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40532	84-4867570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Graphite Bio, Inc.

201 Haskins Way, Suite 210

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 484-0886

(Telephone number, including area code, of agent for service)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GRPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The proposals set forth below were submitted to the stockholders at the Annual Meeting held on June 21, 2022, with each such proposal described in the Proxy Statement.

The number of shares of common stock entitled to vote at the Annual Meeting was 57,970,110. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 42,241,989. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below.

Proposal 1 - Election of Directors

The Company’s stockholders elected the three (3) director nominees below to the Company’s Board of Directors as Class I directors to hold office until the 2025 Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified.

Director Nominee	Votes For	Votes Withheld
Jerel Davis, Ph.D.	37,547,333	3,014,141
Perry Karsen	37,534,567	3,026,907
Joseph Jimenez	37,289,237	3,272,237

There were 1,680,515 broker non-votes regarding this proposal.

Proposal 2 - Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions
42,226,830	5,230	9,929

There were zero broker non-votes regarding this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Graphite Bio, Inc.

Date: June 23, 2022	By:	/s/ Alethia Young
Alethia Young
Chief Financial Officer